UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2010

Stratasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13400	36-3658792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7665 Commerce Way, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 937-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On January 18, 2010, we entered into a Master OEM Agreement (the “Agreement”) with Hewlett-Packard Company (“HP”). During the initial term of the Agreement, which expires September 30, 2011, we will manufacture a line of FDM (“Fused Deposition Modeling”) 3D printers and related accessories and consumables exclusively for HP for resale under the HP brand in France, Germany, Italy, Spain and the United Kingdom. HP has agreed not to sell any other 3D printers manufactured by other companies throughout the world for the term of the Agreement. The term of the Agreement will be extended for additional one-year periods unless terminated on advance notice by either party. During the term of the Agreement, we have agreed not to sell comparable products covered by the Agreement directly or indirectly in the territory covered by the Agreement. The Agreement does not require HP to purchase any minimum quantity of products.

     We expect the first products will be available to be shipped to HP customers in the first half of 2010. After the initial term or by mutual agreement, the territory in which HP will have the exclusive right to sell the 3D printers covered by the Agreement may be expanded to additional countries worldwide.

     We also entered into a Protective Rights Agreement with HP in which we have agreed to notify HP if (i) we decide to engage in negotiations in response to an acquisition offer, (ii) we decide to investigate a potential acquisition of our company, or (iii) we become aware of an offer to purchase our securities that would result in an acquisition of our company. The Protective Rights Agreement will terminate on the earlier of three months after termination of the Agreement or an acquisition of our company.

Item 3.02. Unregistered Sales of Equity Securities.

     On January 18, 2010, in connection with the Agreement and the Protective Rights Agreement, we issued a warrant to HP to purchase 500,000 shares of our common stock at an exercise price of $17.78 per share (the “Warrant”), which vests immediately. We relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 thereunder, for the issuance of the Warrant. The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant, which is attached to this Form 8-K as Exhibit 4.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

     On January 19, 2010, we issued a press release announcing that we had entered into the Agreement with HP. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. On the same date, we held a conference call to discuss certain details of the Agreement and our relationship with HP. A transcript of the oral presentation given at the conference call and a copy of the slide presentation posted on our website in conjunction with the conference call are furnished as Exhibit 99.2 and 99.3, respectively.

Forward-Looking Statements

     Statements made in this filing and any related statements that express our or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future; including words such as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning”, “could”, “believes”, “potential”, or similar words, constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts.

Investors and prospective investors in our company should understand that several factors govern whether any forward-looking statement herein will be or can be achieved. Any one of these factors could cause actual results to differ materially from those projected herein. These forward-looking statements include the anticipated effect of the Agreement with HP on our net sales and earnings in future periods, expected net sales of RP and 3D printing systems, services and consumables, and our ability to maintain our gross margins on these sales. The forward-looking statements include our assumptions about the size of the RP and 3D printing market, and our ability to penetrate, compete, and successfully sell our products in these markets. They include our plans and objectives to introduce new products, to control expenses, to improve the quality and reliability of our systems, to respond to new or existing competitive products, and to improve profitability. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties, some of which are described in Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for 2008, which is available on our website at www.stratasys.com and the SEC’s website at www.sec.gov.

     The foregoing information in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of this Current Report on Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant to Purchase 500,000 Shares of Common Stock dated January 18, 2010.

99.1	Press Release issued by Stratasys, Inc. on January 19, 2010, announcing that it had entered into a Master OEM Agreement with Hewlett-Packard Company on January 18, 2010.

99.2	Transcript of the presentation given at a public conference call on January 19, 2010.

99.3	Slide presentation posted on the Stratasys, Inc. website, www.stratasys.com, in conjunction with the conference call on January 19, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.
(Registrant)

Date: January 19, 2010	By:	/s/ Robert F. Gallagher
Robert F. Gallagher
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Warrant to Purchase 500,000 Shares of Common Stock dated January 18, 2010.

99.1	Press Release issued by Stratasys, Inc. on January 19, 2009, announcing that it had entered into a Master OEM Agreement with Hewlett-Packard Company on January 18, 2010.

99.2	Transcript of the presentation given at a public conference call on January 19, 2010.

99.3	Slide presentation posted on the Stratasys, Inc. website, www.stratasys.com, in conjunction with the conference call on January 19, 2010.